UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On June 27, 2014, Ocean Shore Holding Co. (the “Company”) sent a notice to participants in the Ocean City Home Bank Savings and Investment Plan (the “Plan”) that effective August 1, 2014 the administration of the Plan is being changed to a new provider. This notice indicated that, in order to change the provider, there will be a blackout period that begins on July 28, 2014 and is expected to end August 22, 2014 (the “Blackout Period”). During the Blackout Period, participants in the Plan will temporarily be unable to make changes or conduct transactions within their account, including redirecting investment allocations or requesting withdrawals or distributions of any type.

In connection with the foregoing, on June 27, 2014, the Company sent the notice to its Section 16 officers and its directors pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation Blackout Trading Restriction. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Notice sent on June 27, 2014 to Ocean Shore Holding Co.’s Officers and Directors regarding a Blackout Period

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: June 27, 2014	By:	/s/ Steven E. Brady
Steven E. Brady
President and Chief Executive Officer

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